UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               February 15, 2007

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

     Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                                  (IRS Employer
           of Incorporation)                            File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors;
                        Appointment of Certain Officers; Compensatory Arrangements of Certain
                        Officers

On February 15, 2007, the Board of Directors of Inspire Pharmaceuticals, Inc. ("Inspire") approved the promotion of Benjamin R. Yerxa, Ph.D. to the position of Chief Scientific Officer and Executive Vice President of Strategic Operations, and the promotion of Joseph K. Schachle to the position of Executive Vice President and Chief, Commercial Operations, with increases to the base salaries of such executive officers to $300,000, effective February 16, 2007, in relation to such promotions.

On the same date, the Compensation Committee of the Board of Directors of Inspire approved the award of cash bonuses to be paid to the following executive officers of Inspire in connection with the negotiation and execution by Inspire and InSite Vision Incorporated of a license agreement dated February 15, 2007, pursuant to which Inspire received exclusive rights to commercialize AzaSite™, a topical anti-infective product candidate for the treatment of bacterial conjunctivitis:

               Officer                                                                                      Bonus

               R. Kim Brazzell, Ph.D.,
               Senior Vice President,
               Ophthalmic Research and Development                                  $10,000

               Thomas R. Staab II,
               Chief Financial Officer and Treasurer                                      $5,000

                Joseph M. Spagnardi,
                Senior Vice President, General Counsel and Secretary           $5,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Christy L. Shaffer
                                                                               Christy L. Shaffer,
                                                                               President and Chief Executive Officer

Dated: February 20, 2007